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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported) February 28, 2001

                       INTERACTIVE SYSTEMS WORLDWIDE INC.,

               (Exact Name of Registrant as specified in Charter)



           Delaware                         7373                            22-3375134
-------------------------------   ------------------------    -----------------------------------
(State or Other Jurisdiction of   (Commission File Number)    (IRS Employer Identification Number)
     Incorporation)



      2 Andrews Drive, West Paterson, NJ                      07424
-------------------------------------------------- -----------------------------
    (Address of Principal Executive Offices)                (Zip Code)



       Registrant's telephone number, including area code: (973) 256-8181



                       INTERNATIONAL SPORTS WAGERING INC.
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



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Item 5.  Other Events

         On February 28, 2001, the stockholders of the Company approved an amendment to the Company's Certificate of Incorporation changing its name to "Interactive Systems Worldwide Inc." The amendment to the Certificate of Incorporation was filed with the Secretary of State of Delaware on February 28, 2001.

         The change in corporate name will not affect the status of the Company or the rights of any stockholder in any respect, or the validity or transferability of stock certificates presently outstanding. The Company's stockholders will not be required to exchange stock certificates to reflect the new name. If a stockholder's shares of Common Stock are currently represented by a physical certificate, that certificate will continue to represent such stockholder's ownership of such shares, notwithstanding the change in the Company's name. The Company will retain the trading symbols on NASDAQ, Small
Cap: "ISWI" for its Common Stock and "ISWIW" for its Warrants.

Item 7.  Materials to be Filed as Exhibits.

3.1(b) Amendment filed February 28, 2001 to Certificate of Incorporation of the
       Company.



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                                  EXHIBIT INDEX


3.1(b) Amendment filed February 28, 2001 to Certificate of Incorporation of the
       Company.




                                       3

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   Interactive Systems Worldwide Inc.
                                   (formerly known as International
                                   Sports Wagering Inc.)



Date:  February 28, 2001


                                   By:  s/Bernard Albanese
                                       -----------------------------
                                       Bernard Albanese
                                       President


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